Exhibit 10.4

EXECUTION COPY

SECOND AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

by and among

DME ADVISORS, LP,

GREENLIGHT REINSURANCE, LTD.

and, for limited purposes,

GREENLIGHT CAPITAL RE, LTD.

Amended and Restated as of

January 1, 2007

This SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this “Agreement”), dated as of January 1, 2007, by and among GREENLIGHT REINSURANCE, LTD., an insurance company organized under the laws of the Cayman Islands (the “Company”), DME ADVISORS, LP, a Delaware limited partnership (as successor to Greenlight Capital Advisors, LLC, the “Investment Advisor”) and, solely for the limited purposes set forth in Sections 1(d)(iii) and 14 hereof, GREENLIGHT CAPITAL RE, LTD., a Cayman Islands exempted company with limited liability (“Greenlight Capital Re”).

WHEREAS, Greenlight Capital Advisors, LLC filed Articles of Conversion on February 28, 2005 with the Secretary of State of the State of Delaware and became DME Advisors, LP, a Delaware limited partnership and successor to the rights and liabilities of Greenlight Capital Advisors, LLC; and

WHEREAS, the Company, the Investment Advisor and Greenlight Capital Re were parties to that certain Investment Advisory Agreement, dated as of August 11, 2004, among the Company, Greenlight Capital Advisors, LLC and Greenlight Capital Re (the “Original Investment Advisory Agreement”);

WHEREAS, the Company, the Investment Advisor and Greenlight Capital Re amended and restated the Original Investment Advisory Agreement as of February 28, 2005 to acknowledge the changed name and form of the Investment Advisor and to ensure that the deferral provisions of the Fee Schedule annexed thereto comply with the newly enacted Section 409A of the Internal Revenue Code of 1986, as amended (the “Amended and Restated Investment Advisory Agreement”); and

WHEREAS, the Company, the Investment Advisor and Greenlight Capital Re desire to amend and restate the Amended and Restated Investment Advisory Agreement as provided herein.

NOW THEREFORE, in consideration of the premises set forth above, hereby agree as follows:

1.

Investment Program; Authority and Duties of the Investment Advisor; Exclusivity.

(a)

Subject to the investment guidelines of the Company attached hereto as Exhibit A, as amended from time to time by the Company’s board of directors (the “Board”) and provided in writing to the Investment Advisor (the “Guidelines”), the Investment Advisor shall be empowered (a) to formulate the overall trading and investment strategy of the Company (and the limited related borrowing activities of the Company in order to implement such strategy) and (b) to exercise full discretion in the management of the trading and investment transactions and related activities of the Company in order to implement such strategy, including the authority to allocate a portion of the Company’s assets to other trading advisors through managed accounts or collective investment vehicles.

(b)

In furtherance of the foregoing, the Company hereby designates and appoints the

Investment Advisor as its agent and attorney-in-fact, with full power and authority, subject to the Guidelines, and without the need for further approval of the Company (except as may be required by applicable law) to have the exclusive power on behalf of the Company to (i) effect any and all transactions in equity and debt securities (including derivatives thereon), currencies and commodities (and options, futures, derivatives, swaps, and forward contracts thereon), trade claims, arbitrages, bank loan participations, leases, tax liens, break-ups, consolidations, reorganizations and similar securities of non-United States issuers, and everything connected therewith in the broadest sense; (ii) determine all matters relating to the manner, method and timing of investment transactions and to engage consultants and analysts in connection therewith; (iii) select brokers (including prime brokers), dealers, banks and other intermediaries by or through whom such investment transactions will be executed or carried out; (iv) make short sales; (v) purchase or write options (including uncovered options); (vi) trade on margin (as permitted by the Guidelines); (vii) draw funds on accounts of the Company and to direct banks, brokers or other custodians to effect deliveries of funds or assets, but only in the course of effecting investment transactions for the account of the Company hereunder; (viii) exercise all voting and other powers and privileges attributable to any securities or other property held for the account of the Company hereunder; and (ix) make and execute all such documents and to take all such other actions as the Investment Advisor considers necessary or appropriate to carry out its investment advisory duties hereunder, including opening brokerage (including prime brokerage) accounts and any other required documentation, including, without limitation, swaps, securities lending arrangements and similar agreements on behalf of the Company.

(c)

The Investment Advisor’s investment authority and discretion shall be subject to the following restrictions:  The Investment Advisor shall not effect any investment transactions for the account of the Company that are inconsistent with the Guidelines or other investment restrictions from time to time imposed by regulation or adopted by the Board, or as set forth in any other written statement of investment restrictions; provided that such Guidelines and investment restrictions are communicated in writing to the Investment Advisor by the Company.

(d)       (i)

During the term of this Agreement, the Company shall engage the Investment Advisor to be the Company’s exclusive investment advisor.  In furtherance of the foregoing, during the term of this Agreement, the Company shall use its commercially reasonable efforts to cause substantially all of its investable assets to be directed to such accounts in which the Investment Advisor has sole investment discretion; provided, however, that the term “investable assets” shall not be deemed to include either (x) any assets of the Company which are, in the good faith determination of the Board, necessary for the operation of the Company’s business, or (y) up to 10% (20% if approved by the Board and communicated in writing to the Investment Advisor) of the Company’s investable assets that are used to collateralize Regulation 114 trusts.

(ii)

Notwithstanding the provisions of clause (i) above, the Company may voluntarily withdraw, and the Investment Advisor shall, subject to the provisions of this clause (ii), cause the return or delivery of, any assets from the managed account as of the close of business on any business day.  The Company must give written notice to the Investment Advisor at least three business days prior to the proposed withdrawal date indicating the amount to be withdrawn in such notice.  The Investment Advisor may, in its reasonable discretion, waive the foregoing notice requirement.  The Investment Advisor shall not be liable for failure to perform or delay in performing under this clause (ii) when such failure or delay is due to Force Majeure, so long as the Investment Advisor uses its commercially reasonable efforts to cure such event or occurrence as practicably as possible.  For purposes of this clause (ii), the term “Force Majeure” shall mean fires, floods, acts of God or the public enemy, interference by civil or military authorities, terrorist acts, governmental actions, orders or requests.

(iii)

Greenlight Capital Re agrees that during the term of this agreement, it will not engage any third-party investment advisor.

(e)

In connection with the execution of transactions hereunder on behalf of the Company, the Company acknowledges and agrees that in the course of selecting brokers, dealers, banks and financial intermediaries to effect such transactions, the Investment Advisor may agree to such commissions, fees and other charges on behalf of the Company’s account as it shall deem reasonable under the circumstances, taking into consideration all such factors as the Investment Advisor deems relevant, including the following: the ability to effect prompt and reliable executions at favorable prices; the operational efficiency with which transactions are effected; the financial strength, integrity and stability of the broker; the quality, comprehensiveness and frequency of available research and other services considered to be of value (even if such research and other services are not for the exclusive benefit of the Company’s account); and the competitiveness of commission rates in comparison with other brokers satisfying the Investment Advisor’s other selection criteria.  It is understood that the costs of such services will not necessarily represent the lowest costs available and that the Investment Advisor is under no obligation to combine or arrange orders so as to obtain reduced charges.

2.

Fees and Expenses.

The Investment Advisor shall be entitled to fees and to reimbursement of expenses in accordance with the Fee Schedule annexed hereto as Exhibit B (the “Fee Schedule”).

3.

Other Activities and Investments.

(a)

This Agreement shall not restrict in any way the ability of the Investment Advisor and its affiliates to engage in any other business or investment activities.  It is expressly understood that the Investment Advisor and its affiliates may effect investment transactions for their own account and for the accounts of other customers (generally, “Clients”) which may or may not be affiliated with the Company, and the Company further understands and agrees that nothing herein shall restrict the ability of the Investment Advisor and its affiliates to engage in any such transactions notwithstanding the fact that the Company may have or may take a position of any kind; provided, however, that the Investment Advisor shall not, without the consent of the Board (whether consented to before or ratified after the fact), cause the Company to purchase any asset from, or sell any asset to, the Investment Advisor or any Client account which the Investment Advisor is the investment advisor to or is otherwise a beneficial owner of. Notwithstanding the foregoing, the Investment Advisor may cause the Company and Clients that invest in parallel with the Company to enter into book account trades in the ordinary course of business transferring portions of investments among all such Clients’ accounts in order to reflect changes in the size of the Company relative to the size of such Clients’ accounts without the need for consent or ratification by the Board of any such trades.

(b)

It is understood that when the Investment Advisor determines that it would be appropriate for the Company and one or more of the Investment Advisor’s (or its affiliates’) other Clients to participate in an investment opportunity, the Investment Advisor will seek to execute orders for, or otherwise allocate such opportunities to, the Company and such Clients on an equitable basis.  In such situations, the Investment Advisor may place orders for the Company and each Client simultaneously and if all such orders are not filled at the same price, the Investment Advisor may cause the Company and each Client to pay or receive the average of the prices at which such orders were filled for the Company and all other Clients.  If all such orders cannot be fully executed under prevailing market conditions, the Investment Advisor may allocate among the Company and the Clients the securities traded in a manner which the Investment Advisor considers equitable, taking into account the size of the order placed for the Company and each such Client as well as any other factors which the Investment Advisor deems relevant.  However, the Investment Advisor is not obligated to devote any specific amount of time to the affairs of the Company and is not required to accord exclusivity or priority to the Company in the event of limited investment opportunities arising from the application of speculative position limits or other factors.

4.

Account and Other Information; Custody.

(a)

The Investment Advisor shall send or arrange to be sent to the Company, within 5 business days after each calendar month end, monthly statements of the Company’s managed account, valued as set forth in Section 15 hereof.  The monthly statements shall include, but not be limited to, balance sheet, income statement, trial balance and detailed holdings report of the managed account.  The Investment Advisor shall furnish such further information concerning activities undertaken for the Company’s account as the Company may reasonably request.

(b)

The Investment Advisor shall retain, or arrange for the retention, for a period of at least two years, copies of any documents it deems pertinent generated or received by the Investment Advisor in the ordinary course of business pertaining to the financial condition of the Company’s investment accounts or to the compensation payable to the Investment Advisor.  At the request of the Company, the Investment Advisor shall afford to the Company’s independent auditors reasonable access to such documents during customary business hours and shall permit the Company’s auditors to make copies thereof or extracts therefrom.

(c)

The assets in the Company’s investment portfolio shall be held in the custody of one or more custodians (or other independent institutions performing the functions of custodian, with respect to the assets which are held by such institutions) selected by the Investment Advisor.  The Investment Advisor will notify the Company in writing following the selection of any custodians hereunder.

5.

Scope of Liability.

The Company agrees that none of the Investment Advisor, the general partner of the Investment Advisor, nor any of their respective members, managers, partners, directors, officers, employees or agents, or any person or entity that controls the Investment Advisor or the general partner (collectively, “Covered Persons”), shall be liable to the Company or its shareholders for any losses, damages, expenses or claims occasioned by any act or omission of the Covered Person in connection with the performance of the Investment Advisor’s services hereunder, except that the Investment Advisor shall be liable to the Company:

(a)

for acts or omissions by the Covered Persons which constitute gross negligence, willful misconduct or reckless disregard of any of the Investment Advisor’s obligations under this Agreement;

(b)

for breaches of the Guidelines by the Investment Advisor, which breaches are not cured within 15 days of the earlier of (i) the date on which the Investment Advisor becomes aware of such breach, and (ii) the date on which the Investment Advisor receives a notice of such breach from the Company; or

(c)

for breaches of Section 1(d)(ii) by the Investment Advisor;

in each case, as finally determined by a court having proper jurisdiction and after all appeals are resolved or exhausted.  The Company explicitly recognizes that the investment advisory opinions, recommendations and actions of the Investment Advisor will be based on advice and information deemed to be reliable, but not guaranteed by or to the Investment Advisor.

6.

Indemnification.

(a)       (i)

The Company shall indemnify and hold harmless the Investment Advisor and each other Covered Person (each an “IA Indemnitee”) from and against any expense, loss, liability or damage arising out of any claim asserted or threatened to be asserted in connection with the Investment Advisor’s serving or having served as such pursuant to this Agreement; provided, however, that the IA Indemnitee shall not be entitled to any such indemnification with respect to any expense, loss, liability or damage which was caused by:

(A)

any misstatement of any material fact or any other misrepresentation concerning the Company by the IA Indemnitee (other than misstatement or misrepresentation contained in any document approved by the Company);

(B)

the IA Indemnitee’s gross negligence, willful misconduct or reckless disregard of any of the Investment Advisor’s obligations under this Agreement;

(C)

breaches of the Guidelines by the Investment Advisor, which breaches are not cured within 15 days of the earlier of (i) the date on which the Investment Advisor becomes aware of such breach, and (ii) the date on which the Investment Advisor receives a notice of such breach from the Company; or

(D)

breaches of Section 1(d)(ii) by the Investment Advisor.

(ii)

The Company shall advance to the IA Indemnitee the reasonable costs and expenses of investigating and/or defending such claim, subject to receiving a written undertaking from the IA Indemnitee to repay such amounts if and to the extent of any subsequent determination by a court or other tribunal of competent jurisdiction that the IA Indemnitee was not entitled to indemnification hereunder.

(iii)

The Company shall not be liable hereunder for any settlement of any action or claim effected without its written consent thereto, which will not be unreasonably withheld.

(b)       (i)

The Investment Advisor shall indemnify and hold harmless the Company, and its directors, officers and employees (each a “Company Indemnitee”) from and against any expense, loss, liability or damage which was caused by:

(A)

the Investment Advisor’s or any of the other Covered Person’s gross negligence, willful misconduct or reckless disregard of any of the Investment Advisor’s obligations under this Agreement;

(B)

breaches of the Guidelines by the Investment Advisor, which breaches are not cured within 15 days of the earlier of (i) the date on which the Investment Advisor becomes aware of such breach, and (ii) the date on which the Investment Advisor receives a notice of such breach from the Company; or

(C)

breaches of Section 1(d)(ii) by the Investment Advisor.

(ii)

The Investment Advisor shall not be liable hereunder for any settlement of any action or claim effected without its written consent thereto, which will not be unreasonably withheld.

7.

Meetings.

At the request of the Company and subject to reasonable prior notice, the Investment Advisor shall endeavor to make one of the Investment Advisor’s representatives available to attend either meetings of the Board or meetings with Company management (in either case either in person or telephonically) to report on the Investment Advisor’s results and activities and on other matters pertaining to the Investment Advisor’s engagement hereunder.

8.

Independent Contractor.

For all purposes of this Agreement, the Investment Advisor shall be an independent contractor and not an employee or dependent agent of the Company; nor shall anything herein be construed as making the Company a partner or co-venturer with the Investment Advisor or any of the Investment Advisor’s affiliates or other Clients.  Except as provided in this Agreement, the Investment Advisor shall have no authority to bind, obligate or represent the Company.

9.

Term; Termination; Renewal.

(a)

This Agreement has a term expiring on December 31, 2009, provided, however, that the term of this Agreement shall be renewed for successive three-year periods unless either the Company or the Investment Advisor shall notify the other party hereto at least 90 days prior to the end of the then current term that it wishes to terminate this Agreement.

(b)

This Agreement shall be subject to early termination at any time by the Company for Cause (as defined below).  For purposes of this Agreement, “Cause” means:

(i)

a material violation of applicable law relating to the Investment Advisor’s advisory business;

(ii)

the Investment Advisor’s gross negligence, willful misconduct or reckless disregard of any of the Investment Advisor’s obligations under this Agreement;

(iii)

the material breach of the Guidelines by the Investment Advisor, which breach is not cured within 15 days of the earlier of (i) the date on which the Investment Advisor becomes aware of such breach, and (ii) the date on which the Investment Advisor receives a notice of such breach from the Company; or

(iv)

the material breach of Section 1(d)(ii) by the Investment Advisor.

For the avoidance of doubt, any early termination hereof by the Company shall require the approval of the Board.

(c)

Upon the termination of this Agreement, the Company will be liable to the Investment Advisor for any performance fees accrued until the termination date. Upon any termination of this Agreement the Investment Advisor will use all commercially reasonable efforts to follow the direction of the Company with respect to the disposition of the assets in the Company’s account; provided, however, that the Investment Advisor makes no guarantee that it can comply with such directions.

(d)       (i)

Notwithstanding any provision of this Agreement to the contrary, the Company and the Investment Advisor hereby agree that, subject to the satisfaction of the condition set forth in clause (d)(ii) below, if the Investment Advisor provides written notice to the Company no less than 90 days prior to any January 1 during the term of this Agreement of its election to create a joint venture or partnership between the Company and the Investment Advisor (the “Venture”), the Company and the Investment Advisor shall amend this Agreement so as to create a Venture, effective as of such January 1; provided, however, that the Company shall be entitled to extend such date for a period of not more than 60 days in the event that the Company can not form the Venture due to a material transaction or other material regulatory impediment, in each case, involving the Company; it being understood and agreed that (v) a Venture shall be created and qualify as a “partnership” for US federal tax purposes and the Investment Advisor will contribute 1% of the assets of the Venture, (w) the performance fee payable to the Investment Advisor pursuant to the amended and restated agreement shall become an allocation to the Investment Advisor from the

Venture, (x) the other terms and provisions of the Venture shall be substantially the same as under this Agreement, with such modifications as may be required to reflect the change from an investment advisory arrangement to the Venture, with each party agreeing to negotiate reasonably in good faith to agree on such modifications, (y) each of them will use their respective commercially reasonable efforts to (I) resolve any issues that may arise in connection with the formation of the Venture, and (II) amend this Agreement so as to create a Venture as provided herein, and (z) the Investment Advisor shall pay the reasonable fees and expenses of counsel to the Company incurred in connection with the formation and documentation of the Venture.

(ii)

Notwithstanding the foregoing, the Company shall not be required to enter into the Venture unless the Company shall receive an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and counsel shall be reasonably satisfactory to the Investment Advisor, that the amendment and restatement of this Agreement to create  a Venture will not create any materially adverse tax, legal or regulatory consequences to the Company.

10.

Amendment; Modification; Waiver.

Except as otherwise expressly provided herein, this Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by a writing signed by the party to be charged with such amendment, waiver or modification.

11.

Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other party hereto and any attempted assignment, transfer or delegation thereof without such consent shall be void.  The foregoing shall not prevent an assignment by the Investment Advisor in connection with any transaction that does not result in a change of its actual control or management.

12.

Governing Law; Submission to Jurisdiction.

(a)

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York which are applicable to contracts made and entirely to be performed therein, without regard to the place of performance hereunder.

(b)

Each party hereto submits to the jurisdiction of any state or federal court sitting in New York, New York in any action arising out of or relating to this Agreement and agrees that all claims in respect of any such action may be heard and determined in any such court.  Each party hereto agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity.  Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

13.

No Guarantees.

All transactions effected for the Company’s account by the Investment Advisor shall be for the Company’s account and risk.  The Investment Advisor has made and makes no guarantee whatsoever as to the success or profitability of the Investment Advisor’s trading methods and strategies, and the Company acknowledges that it has received no such guarantee from the Investment Advisor or any of the Investment Advisor’s employees, principals or agents, and has not entered into this Agreement in consideration of or in reliance upon any such guarantee or similar representation from the Investment Advisor or any of the Investment Advisor’s employees, principals or agents.

14.

Subsidiaries.

During the term hereof (including, for the avoidance of doubt, during any renewal term), the Company and Greenlight Capital Re shall each use their commercially reasonable efforts to cause any of their respective subsidiaries that are formed after the date hereof to enter into an investment advisory agreement with the Investment Advisor on substantially the same terms and conditions as set forth herein; provided, that any such agreement(s) shall be terminable on the same date that this Agreement is terminable.

15.

Valuation.

(a)

The Investment Advisor shall value or have valued the Company’s investment portfolio as of the close of business on the last day of each month, and on any other dates reasonably requested by the Board.  In addition, the Investment Advisor shall value any securities that are distributed in kind as of the date of distribution in accordance with this Section 15.  In determining the value of the assets in the Company’s investment portfolio, the Investment Advisor will take into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell securities pursuant to agreements entered into on or prior to such valuation date. Valuation of the Company’s investment portfolio made pursuant to this Section 15 must be based on all relevant factors and is expected to comply generally with the following guidelines:

(i)

The market value of each security listed or traded on any recognized national securities exchange will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded.  If no such sale of such security was reported on that date, the market value will be the last reported bid price (in the case of securities held long), or last reported ask price (in the case of securities sold short).  The market value of any security designated as a United States Nasdaq National Market Security will be determined in like manner by reference to the last reported sale price or, if none is available, to the last reported bid price (in the case of securities held long), or last reported ask price (in the case of securities sold short).

(ii)

Dividends declared but not yet received, and rights in respect of securities that are quoted ex-dividend or ex-rights, will be recorded at the fair value thereof, as determined by the Investment Advisor, which may (but need not) be the value so determined on the day such securities are first quoted ex-dividend or ex-rights.

(iii)

Listed options, or over-the-counter options for which representative brokers’ quotations are available, will be valued in the same manner as listed or over-the-counter securities as hereinabove provided.  Premiums for the sale of such options written by the Company will be included in the assets of the Company, and the market value of such options will be included as a liability.

(b)

The fair value of any assets not referred to in paragraph (a) (or the valuation of any assets referred to therein in the event that the Investment Advisor determines in its sole and reasonable discretion, that market prices or quotations do not fairly represent the value of particular assets) will be determined by or pursuant to the direction of the Investment Advisor.  In these circumstances, the Investment Advisor will attempt to use consistent and fair valuation criteria and may (but is not required to) obtain independent appraisals at the expense of the Company.

(c)

Except as otherwise determined by or at the direction of the Investment Advisor, investment and trading transactions are accounted for on the trade date.  Accounts shall be maintained in U.S. dollars and except as otherwise determined by or at the direction of the Investment Advisor: (i) assets and liabilities denominated in currencies other than U.S. dollars shall be translated at the rates of exchange in effect at the close of the relevant valuation period (and exchange adjustments are recorded in the results of operations); and (ii) investment and trading transactions and income and expenses are translated at the rates of exchange in effect at the time of each transaction.

(d)

The value of the Company’s investment portfolio, as determined by the Investment Advisor pursuant to this Section 15, will be, in the absence of bad faith or manifest error and subject to any audit verification, conclusive and binding on the Company and any parties claiming through the Company.

16.

Entire Agreement; Integration of Rights.

This Agreement contains the entire understanding of hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between hereto relating to the subject matter hereof (including, without limitation, the Original Investment Advisory Agreement and the Amended and Restated Investment Advisory Agreement), and each of hereto agrees that each and every such prior agreement is terminated and replaced in its entirety by the rights created by this Agreement.

17.

Notices.

Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by first-class mail, postage prepaid, sent by facsimile, sent by electronic mail, or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address, facsimile number or e-mail address indicated for such party set forth below, or at such other address, facsimile number or e-mail address as such party may designate by ten days advance written notice to the other parties hereto.  All such notices shall be effective upon receipt.  Unless otherwise provided in writing to the other parties, all notices shall be sent to the following addresses, facsimile numbers or e-mail addresses:

If to the Investment Advisor:

DME Advisors, LP

140 East 45th Street, 24th Floor

New York, New York 10017

Attention:  Daniel Roitman

Facsimile No.:  212-973-9219

E-Mail:  droitman@greenlightcapital.com

With a copy to (which shall not constitute notice):

DME Advisors, LP

140 East 45th Street, 24th Floor

New York, New York 10017

Attention:  Andrew M. Weinfeld

Facsimile No.:  212-973-9219

E-Mail:  aweinfeld@greenlightcapital.com

If to the Company or to Greenlight Capital Re:

Greenlight Reinsurance, Ltd.

802 West Bay Road, The Grand Pavilion

Grand Cayman, KY 1-1205

Cayman Islands

Attention:  Len Goldberg

Facsimile No.:

E-Mail:  len@greenlightre.ky

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Attention:  Kerry Berchem

Facsimile No.:  212-872-1002

E-Mail:  kberchem@akingump.com

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

DME ADVISORS, LP

By:  DME Advisors GP, LLC, its General Partner

By: /s/ David Einhorn

     Name:  David Einhorn

     Title:  Senior Managing Member

GREENLIGHT REINSURANCE, LTD.

By: /s/ Leonard Goldberg

     Name: Leonard Goldberg

     Title: CEO

GREENLIGHT CAPITAL RE, LTD., solely for the limited purposes of Sections 1(d)(iii) and 14 hereof:

By: /s/ Leonard Goldberg

     Name: Leonard Goldberg

     Title: CEO

Signature Page for Investment Advisory Agreement

Exhibit A

GUIDELINES

•

Composition of Investments:   At least 80% of the assets in the investment portfolio will be held in debt or equity securities (including swaps) of publicly traded companies and governments of OECD (the Organization of Economic Co-operation and Development) high income countries and cash, cash equivalents or United States Government obligations.

•

Concentration of Investments:   Other than cash, cash equivalents and United States government obligations, no single investment in the investment portfolio will constitute more than 20% of the portfolio.  No more than 10% of the assets in the investment portfolio will be held in private equity securities.

•

Liquidity:   Assets will be invested in such fashion that the Company has a reasonable expectation that it can meet any of its liabilities as they become due.  The Company will review with the Investment Advisor the liquidity of the portfolio on a periodic basis.

•

Monitoring:  The Company will require the Investment Advisor to re-evaluate each position in the investment portfolio and to monitor changes in intrinsic value and trading value and provide monthly reports on the investment portfolio to the Company as the Company may reasonably determine.

•

Leverage:  The investment portfolio may not employ greater than 5% indebtedness for borrowed money, including net margin balances, for extended time periods.  The Investment Advisor may use, in the normal course of business, an aggregate of up to 20% net margin leverage for periods of less than 30 days.

A-1

Exhibit B

FEE SCHEDULE

1.

Definitions

Capitalized terms not otherwise defined in this Fee Schedule shall have the meanings provided in the Agreement to which this Fee Schedule is attached.  The following definitions shall apply for purposes of determining the Investment Advisor’s fees hereunder:

“Annual Deferral Account” means an account established by the Company on its books and records, for bookkeeping purposes only, which sets forth the Deferral Amount on an annual basis.  Such Annual Deferral Account shall be deemed to be invested side by side with the Investment Account, or such other investment options approved by the Board.

“Business Day” means any day on which banks are open for business in New York, New York and the Cayman Islands.

“Carryforward Account” means an account established by the Company on its books and records, for bookkeeping purposes only, which will have an initial balance of zero and which will be adjusted as follows:

(1)

At the end of each Year (prior to giving effect to the performance fees, if any) the balance of the Carryforward Account (a) will be increased by the amount, if any, of two and one half times the Loss, if any, for such Year and (b) will be reduced (but not below zero) by the Income, if any, for such Year.

(2)

At the end of each Year any positive balance of the Carryforward Account will be reduced ratably as result of any net distributions or withdrawals from the Investment Account during such Year.

“Code” means the Internal Revenue Code of 1986, as amended, and any guidance and/or regulations promulgated thereunder.

“Deferral Amount” means, with respect to each Year, the amount of the annual performance fees and/or management fees earned for such Year that has been deferred by the Investment Advisor pursuant to Section 4(c) of this Fee Schedule.

“Deferral Date” has the meaning set forth in Section 4(f) of this Fee Schedule.

“Deferral Election Notice” has the meaning set forth in Section 4(c) of this Fee Schedule.

“Determination Date” means the date on which any performance fees and/or management fees, the payment of which is generally deferred hereunder, become payable due to the occurrence of an event set forth in Section 4(g) of this Fee Schedule.

“Distribution Event” shall have the same meaning as in the Plan.

“Entry Date” means, with respect to each Deferral Amount, the date as of which such amount is recorded in the appropriate sub-account on the books and records of the Company

“Income” means

(1)

the positive amount, if any, that the Net Asset Value of the Investment Account (before accrual or deduction of the performance fee for such Year) on the last day of the applicable Year; plus

(2)

any withdrawals or distribution by the Company from the Investment Account during such Year;

exceeds the sum of

(3)

the Net Asset Value of the Investment Account as of the commencement of such Year; plus

(4)

any contributions by the Company to the Investment Account during such Year.

“Investment Account” means the Company’s investment account with the Investment Advisor, as set forth on the books and records of the Company, not including assets used to collateralize Regulation 114 Trusts established by the Company, such assets in the aggregate not to exceed 10% (20% if approved by the Board and communicated in writing to the Investment Advisor) of the Company’s investable assets.

“Loss” means

(1)

the absolute value of the negative amount, if any, that the Net Asset Value of the Investment Account (before accrual or deduction of the performance fee for such Year) on the last day of the applicable Year; plus

(2)

any withdrawals or distributions by the Company to the Investment Account during such Year;

exceeds the sum of

(3)

the Net Asset Value of the Investment Account as of the commencement of such Year; plus

(4)

any contributions by the Company to the Investment Account during such Year.

“Net Asset Value” at any date means the net asset value of the Investment Account, or any specified sub-account, as determined by the Investment Advisor in accordance with the valuation methodology set forth in Section 15 of the Agreement.

“Payment Date” with respect to any Deferral Amount shall mean the date specified in Section 4(f) of this Fee Schedule.

“Plan” means the DME Advisors, LP Amended and Restated Participation, Bonus and Deferred Compensation Plan, as amended from time to time.

“Year” means the period commencing on January 1 of each calendar year and ending on the earlier of (a) December 31 of such calendar year or (b) the date on which this Agreement is terminated and not immediately renewed.

2.

Management Fees

(a)

The Investment Advisor shall be entitled to receive management fees calculated and payable monthly at an annual rate equal to one and one half of one percent (1.5%) of the Net Asset Value of the Investment Account as of the first trading day of each calendar month.

(b)

All management fees shall be payable by the Company in accordance with Section 4 of this Fee Schedule.  Subject to Sections 4(c) and 4(d) below, the management fees shall be calculated and payable monthly in advance.

(c)

If this Agreement is terminated in accordance with its terms as of a date other than the last day of a month, the management fee for the final month shall be prorated to the date of termination.

3.

Performance Fees

(a)

The Investment Advisor shall be entitled to a performance fee for each Year equal to 20% of the Income, if any, that is greater than the positive balance in the Carryforward Account for such Year.

(b)

The Investment Advisor shall be entitled to a performance fee for each Year equal to 10% of the Income, if any, that is less than or equal to the positive balance in the Carryforward Account for such Year.

(c)

The performance fee shall be paid in accordance with Section 4 of this Fee Schedule.

4.

Payments of Fees

(a)

The Investment Advisor shall furnish to the Company a statement setting forth the computation of (i) management fees within 10 Business Days following the beginning of each month, and (ii) performance fees within 30 days after the close of each Year.  If the amount calculated pursuant to this Section 4(a) does not agree with the management fees and performance fees as noted in the Company’s annual audited financial statements, the parties shall adjust the management and/or performance fee by increasing or decreasing the applicable fee to match the relevant fee set forth on the audited financial statements, and such adjustment payment shall be made by the applicable party within 10 Business Days after such adjustment is made.

(b)

The Investment Advisor may, prior to the commencement of any Year, elect to have all or any portion of the management fees and/or performance fees for such Year paid in cash when due in accordance with Section 4(a) in which case the Company shall pay to the order of the Investment Advisor, via cash payment or wire transfer of immediately available funds, the management fees and/or performance fees for such period, as determined in accordance with Section 4(a). The payment of management fees shall be made within 5 Business Days of the receipt of the statement delivered to the Company in accordance with Section 4(a) above.  The payment of performance fees shall be made on or before January 30 of the Year following the Year to which such fees relate.  For any Year with respect to which the Investment Advisor makes an election pursuant to this Section 4(b), any amounts not covered by such election or by a Deferral Election Notice pursuant to Section 4(c) shall be paid to the Investment Advisor in accordance with the provisions of this Section 4(b).

(c)

Notwithstanding Section 4(b) above, the Investment Advisor may, prior to the commencement of any Year, elect to defer all or a portion of its management fees and/or performance fees for such Year by submitting an irrevocable written election notice (the “Deferral Election Notice”) to the Company.  The Investment Advisor may, but need not, make an election pursuant to this Section 4(c) which is coordinated with, and which reflects, the deferral elections made by participants in the Plan (a “Back to Back Election”) such that all or a portion of the Deferral Amounts shall be paid by the Company to the Investment Advisor in accordance with such participant elections.  The Deferral Election Notice shall state the amount, percentage or formula for determining the Deferral Amount (including, without limitation, the amounts involved and the vesting schedule of such amounts) and the Deferral Date(s) with respect thereto.  Deferral Amounts shall be deferred until the Deferral Date(s) specified by the Investment Advisor in the Deferral Election Notice (subject to earlier distribution in accordance with this Fee Schedule).  For any Year with respect to which the Investment Advisor submits a Deferral Election Notice pursuant to this Section 4(c), any amounts not deferred pursuant to a Deferral Election Notice shall be paid in accordance with Section 4(b) above.

(d)

If the Investment Advisor does not make an election to be paid currently pursuant to Section 4(b) above or to defer pursuant to Section 4(c) above, all management fees and performance fees for such Year shall be paid to the Investment Advisor as provided in Section 4(b).

(e)

For each Year with respect to which amounts are deferred pursuant to Section 4(c) or 4(d) above, the Company shall establish an account on the books of the Company, known as the Annual Deferral Account.  All Deferral Amounts shall be recorded when payable, for bookkeeping purposes only, in the Annual Deferral Account and shall be payable only as provided herein.  If any adjustment to the fees is made pursuant to Section 4(a) after receipt of the audit, the corresponding Annual Deferral Account will be increased or decreased accordingly.

(f)

Deferral Amounts shall be deferred until the date (the “Deferral Date”) specified by the Investment Advisor in its Deferral Election Notice, if any (which date may be no sooner than the day after the second anniversary nor later than the day after the tenth anniversary of the close of the Year with respect to which such amounts relate) and in the absence of a Deferral Election Notice, the Deferral Date shall be the day after the fifth anniversary of the close of the Year to which such amounts relate.

(g)

A Determination Date shall occur on the last day of any month during which any of the following events first occurs:

(i)

the occurrence of the Deferral Date with respect to any Deferral Amount;

(ii)

termination of the Agreement; provided, that, the event described in this clause (ii) shall result in a Determination Date only to the extent it constitutes a “separation from service” of the Investment Advisor from the Company within the meaning of Proposed Treasury Regulation Section 1.409A-1(h) and any final regulations promulgated under Section 409A of the Code;

(iii)

dissolution of the Company; provided, that, the event described in this clause (iii) shall result in a Determination Date only to the extent it constitutes a “separation from service” of the Investment Advisor from the Company within the meaning of Proposed Treasury Regulation Section 1.409A-1(h) and any final regulations promulgated under Section 409A of the Code;

(iv)

to the extent permitted by Proposed Treasury Regulation Section 1.409A-3(g)(6) and any final regulations promulgated under Section 409A of the Code; and provided that the Investment Advisor has made a Back to Back Election, with respect to the amount allocable to a participant in the Plan, as determined by the Investment Advisor, the occurrence of a Distribution Event; or

(v)

the deferral arrangement contemplated by this Section 4 fails to meet the requirements of Section 409A of the Code, resulting in income inclusion under Section 409A of the Code; provided, that, any distribution made pursuant to this clause (v) shall not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A of the Code.

(h)

Following the occurrence of a Determination Date, and notification by the Investment Advisor to the Company that a Determination Date has occurred, a distribution shall be made by the Company to the Investment Advisor equal to the value of the entire amount in the affected Annual Deferral Account or the amount allocable to a participant in the Plan as determined by the Investment Advisor.  Such amount shall be payable in cash on January 31 of the Year following the Year during which the Determination Date occurs or, to the extent permitted under Section 409A of the Code such that amounts will not be subject to any taxes or penalties thereunder, within 5 Business Days following the Company’s annual audit for such Year.

(i)

The amount due and payable as of any Determination Date with respect to each Annual Deferral Account shall be equal to the Net Asset Value of such Annual Deferral Account.

(j)

In accordance with Section 409A(a)(4)(C) of the Code, the Investment Advisor may elect to make additional deferral elections with respect to Deferral Amounts by filing a written election with the Company; provided, that, the following conditions are met:

(i)

the election may not take effect until at least 12 months after the date on which such election is made;

(ii)

the first payment with respect to which such election is made must be deferred for a period of not less than 5 years from the date such payment would otherwise have been made; and

(iii)

the election must be made at least 12 months prior to the date of the first scheduled payment.

(k)

Nothing contained herein or elsewhere in the Agreement and no action taken pursuant to the Agreement shall create or be construed to create a trust of any kind, a separate fund or a fiduciary relationship on the part of the Company with respect to the Investment Advisor.  All payments measured by reference to the Annual Deferral Accounts recorded on the books of the Company shall be made in cash from the general assets of the Company, which may make such investments as it may deem advisable to meet its obligations hereunder.  Any such investments shall continue for all purposes to be part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such investments.  The right of the Investment Advisor to receive payments from the Company pursuant to the Agreement shall be no greater than, nor have any priority over, the right of any unsecured general creditor of the Company.  It is acknowledged that the recordation of the Annual Deferral Account consists of bookkeeping entries which do not represent any other interest in the Company.  The Company shall not recognize any attempt to effect a transfer of any portion of the Annual Deferral Account prior to the Determination Date with respect thereto.

(l)

Notwithstanding any other provision herein contained, this Section 4 is intended to comply with Section 409A of the Code and shall at all times be interpreted consistently with such intent such that amounts credited to the Annual Deferral Account shall not be taxable to the Investment Advisor until such amounts are paid to the Investment Advisor in accordance with the terms hereof.  To the extent that any provision of the Agreement  (including this Fee Schedule) violates Section 409A of the Code such that amounts would be taxable to the Investment Advisor prior to payment, such provision shall be automatically reformed or stricken to preserve the intent hereof.

5.

Expenses.

(a)

All expenses incurred directly in connection with transactions effected or positions held for the account of the Company pursuant to the Investment Advisor’s exercise of its duties hereunder (including, without limitation, custodial fees, brokerage commissions, research costs, market data fees, interest on debit balances and withholding or transfer taxes) shall be paid or reimbursed by the Company.  In addition, the Investment Advisor shall be entitled to be paid or reimbursed for other out-of-pocket expenses (other than its own salary, office rental and other customary general administrative and overhead costs) properly allocable to the performance of its duties pursuant to the Agreement.

(b)

The Investment Advisor shall be entitled to use “soft dollars” generated by the Company to pay for certain of its own operating and overhead costs, including payment of all or a portion of its costs and expenses of operation to the extent that the Investment Advisor, in its reasonable discretion, determines that any such costs and expenses are reasonably related to the investment decision-making process.  Use of “soft dollars” by the Investment Advisor as described herein shall not constitute a breach by it of any fiduciary or other duty which the Investment Advisor may be deemed to owe to the Company or its shareholders.

(c)

Except as provided in paragraph (a) and (b) of this Section 5, the Investment Advisor shall provide its advisory services hereunder at its own expense.